Two Harbors Investment Corp. Reports Second Quarter 2015 Financial Results
Protected Book Value While Advancing Operational Businesses

NEW YORK, August 4, 2015 - Two Harbors Investment Corp. (NYSE: TWO), a real estate investment trust that invests in residential mortgage-backed securities (RMBS), residential mortgage loans, mortgage servicing rights (MSR), commercial real estate and other financial assets, today announced its financial results for the quarter ended June 30, 2015.

Highlights

•
Book value was $10.81 per common share, representing a (0.1)%(1) total return on book value after accounting for a dividend of $0.26 per share, bringing the total return on book value for the first half of 2015 to 2.1%.(2)

•	Delivered Comprehensive Income of $2.7 million, a return on average equity of 0.3%, or $0.01 per weighted average common share.

•	Reported Core Earnings of $80.2 million, or $0.22 per weighted average common share.(3)

•	Generated an aggregate portfolio yield of 4.16% and a net interest margin of 2.79% for the quarter ended June 30, 2015.

•	Completed two securitizations, issuing securities backed by approximately $493.3 million unpaid principal balance (UPB) of prime jumbo residential mortgage loans.

“We continue to shift capital from our legacy Agency and non-Agency portfolios to our operational businesses and are poised for growth in these segments over the next several quarters,” stated Thomas Siering, Two Harbors’ President and Chief Executive Officer. “We believe the expansion of these businesses has the potential to increase valuation and drive stockholder returns.”

(1)
Return on book value for the quarter ended June 30, 2015 is defined as the decrease in book value from March 31, 2015 to June 30, 2015 of $0.27, plus the dividend declared of $0.26 per share, divided by March 31, 2015 book value of $11.08 per share.

(2)
Return on book value for the six months ended June 30, 2015 is defined as the decrease in book value from December 31, 2014 to June 30, 2015 of $0.29, plus dividends declared of $0.52, divided by the December 31, 2014 book value of $11.10 per share.

(3)
Core Earnings is a non-GAAP measure that we define as GAAP net income, excluding impairment losses, realized and unrealized gains or losses on the aggregate portfolio, amortization of business combination intangible assets, reserve expense for representation and warranty obligations on MSR and certain upfront costs related to securitization transactions. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. Core Earnings is provided for purposes of comparability to other peer issuers.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the respective periods 2015:

Two Harbors Investment Corp. Operating Performance
(dollars in thousands, except per share data)
	Three Months Ended June 30, 2015			Six Months Ended June 30, 2015
Earnings	Earnings	Per weighted share	Annualized return on average equity	Earnings	Per weighted share	Annualized return on average equity
	(unaudited)			(unaudited)
Core Earnings(1)	$80,157	$0.22	7.9%	$174,232	$0.48	8.5%
GAAP Net Income	$221,501	$0.60	21.8%	$316,294	$0.86	15.5%
Comprehensive Income	$2,675	$0.01	0.3%	$91,537	$0.25	4.5%

Operating Metrics
Dividend per common share	$0.26
Book value per share at period end	$10.81
Other operating expenses as a percentage of average equity	1.6%
____________________

(1)	Please see page 13 of this press release for a reconciliation of GAAP to non-GAAP financial information.

Earnings Summary
Two Harbors reported Core Earnings for the quarter ended June 30, 2015 of $80.2 million, or $0.22 per weighted average common share outstanding, as compared to Core Earnings for the quarter ended March 31, 2015 of $94.1 million, or $0.26 per weighted average common share outstanding. On a Core Earnings basis, the company recognized an annualized return on average equity of 7.9% and 9.2% for the quarters ended June 30, 2015 and March 31, 2015, respectively.

For the second quarter of 2015, the company recognized:

•	net realized gains on RMBS, trading securities and residential mortgage loans held-for-sale of $85.6 million, net of tax;

•	unrealized losses on trading securities and residential mortgage loans held-for-sale of $18.0 million, net of tax;

•	other-than-temporary impairment loss of $0.2 million, net of tax;

•	net losses of $70.9 million, net of tax, related to swap and swaption terminations and expirations;

•
net unrealized gains, net of tax, of $144.2 million associated with its interest rate swaps and swaptions economically hedging its investment portfolio, repurchase agreements and Federal Home Loan Bank of Des Moines (FHLB)advances;

•	net realized and unrealized losses on other derivative instruments of approximately $8.4 million, net of tax;

•	net realized and unrealized losses on consolidated financing securitizations of $17.6 million, net of tax;

•	a net increase in fair value of $17.1 million(2) on MSR, net of tax;

•	securitization deal costs of $1.6 million, net of tax; and

•	a reduction in representation and warranty reserve of $0.6 million, net of tax.

(2)
Increase in fair value on MSR, net of tax, of $17.1 million is comprised of a increase in fair value of $27.6 million, net of tax, excluded from Core Earnings and $10.5 million, net of tax, of estimated amortization included in Core Earnings.

The company reported GAAP Net Income of $221.5 million, or $0.60 per weighted average common share outstanding, for the quarter ended June 30, 2015, as compared to GAAP Net Income of $94.8 million, or $0.26 per weighted average common share outstanding, for the quarter ended March 31, 2015. On a GAAP Net Income basis, the company recognized an annualized return on average equity of 21.8% and 9.3% for the quarters ended June 30, 2015 and March 31, 2015, respectively.

The company reported Comprehensive Income of $2.7 million, or $0.01 per weighted average common share outstanding, for the quarter ended June 30, 2015, as compared to Comprehensive Income of $88.9 million, or $0.24 per weighted average common share outstanding, for the quarter ended March 31, 2015. The company records unrealized fair value gains and losses on RMBS, classified as available-for-sale, as Other Comprehensive Income. On a Comprehensive Income basis, the company recognized an annualized return on average equity of 0.3% and 8.7% for the quarters ended June 30, 2015 and March 31, 2015, respectively.

Other Key Metrics
Two Harbors declared a quarterly cash dividend of $0.26 per common share for the quarter ended June 30, 2015. The annualized dividend yield on the company’s common stock for the quarter, based on the June 30, 2015 closing price of $9.74, was 10.7%.

The company’s book value per share, after taking into account the second quarter 2015 dividend of $0.26 per share, was $10.81 as of June 30, 2015, compared to $11.08 as of March 31, 2015, which represented a total return on book value for the quarter of (0.1)%.(1)

Other operating expenses for the quarter ended June 30, 2015 were approximately $15.8 million, or 1.6% of average equity, compared to approximately $16.1 million, or 1.6% of average equity, for the quarter ended March 31, 2015.

Portfolio Summary
The company’s aggregate portfolio is principally comprised of RMBS available-for-sale securities, inverse interest-only securities (Agency Derivatives), MSR, residential mortgage loans held-for-sale, net economic interests in consolidated securitization trusts and commercial real estate loans held-for-investment. As of June 30, 2015, the total value of the company’s portfolio was $14.9 billion.

The company’s portfolio includes rates, credit and commercial real estate strategies. The rates strategy consisted of $10.8 billion of Agency RMBS, Agency Derivatives and MSR as well as associated notional hedges as of June 30, 2015. The credit strategy consisted of $4.1 billion of non-Agency RMBS, net economic interests in consolidated securitization trusts, prime jumbo residential mortgage loans and credit sensitive residential mortgage loans, as well as their associated notional hedges as of June 30, 2015. The commercial real estate strategy consisted of a $45.6 million loan as of June 30, 2015.

For the quarter ended June 30, 2015, the annualized yield on the company’s average aggregate portfolio was 4.16% and the annualized cost of funds on the associated average borrowings, which includes net interest rate spread expense on interest rate swaps, was 1.37%. This resulted in a net interest rate spread of 2.79%.

(1)
Return on book value for the quarter ended June 30, 2015 is defined as the decrease in book value from March 31, 2015 to June 30, 2015 of $0.27, plus the dividend declared of $0.26 per share, divided by March 31, 2015 book value of $11.08 per share.

RMBS and Agency Derivatives
For the quarter ended June 30, 2015, the annualized yield on average RMBS and Agency Derivatives was 4.0%, consisting of an annualized yield of 3.1% in Agency RMBS and Agency Derivatives and 7.9% in non-Agency RMBS.

The company experienced a three-month average constant prepayment rate (CPR) of 9.0% for Agency RMBS and Agency Derivatives held during the quarter ended June 30, 2015, compared to 8.2% for those securities held during the quarter ended March 31, 2015. The weighted average cost basis of the principal and interest Agency portfolio was 108.0% of par as of June 30, 2015, compared to 107.9% of par as of March 31, 2015. The net premium amortization was $40.3 million and $35.4 million as of June 30, 2015 and March 31, 2015, respectively.

The company experienced a three-month average CPR of 6.0% for non-Agency principal and interest RMBS held during the quarter ended June 30, 2015, as compared to 5.1% for those securities held during the quarter ended March 31, 2015. The weighted average cost basis of the non-Agency portfolio was 63.0% of par as of June 30, 2015, compared to 62.0% of par as of March 31, 2015. The discount accretion was $25.3 million for the quarter ended June 30, 2015, compared to $27.5 million for the quarter ended March 31, 2015. The total net discount remaining was $1.5 billion as of June 30, 2015, compared to $1.6 billion as of March 31, 2015, with $0.7 billion designated as credit reserve as of June 30, 2015.

As of June 30, 2015, fixed-rate investments composed 80.5% and adjustable-rate investments composed 19.5% of the company’s RMBS and Agency Derivatives portfolio.

As of June 30, 2015, the company had residential mortgage loans held-for-investment with a carrying value of $2.4 billion and the company’s collateralized borrowings had a carrying value of $1.7 billion, resulting in net economic interests in consolidated securitization trusts of $734.5 million.

Mortgage Servicing Rights
The company held MSR on mortgage loans with UPB totaling $42.8 billion. The MSR had a fair market value of $437.6 million as of June 30, 2015, and recognized unrealized gains of $17.6 million during the quarter ended June 30, 2015.

The company does not directly service mortgage loans, but instead contracts with fully licensed subservicers to handle substantially all servicing functions for the loans underlying the company’s MSR. The company recognized $30.5 million of servicing income, $6.8 million of servicing expenses and a $0.9 million change in reserve expense for representation and warranty obligations during the quarter ended June 30, 2015.

Residential Mortgage Loans Held for Sale
As of June 30, 2015, the company held prime jumbo residential mortgage loans with a fair market value of $633.6 million and had outstanding purchase commitments to acquire an additional $626.7 million UPB of residential mortgage loans, subject to fallout if the loans do not close. For the quarter ended June 30, 2015, the annualized yield on the prime jumbo residential mortgage loan portfolio was 3.8%, compared to 3.9% for the quarter ended March 31, 2015.

During the quarter, the company completed two securitizations, Agate Bay Mortgage Trust 2015-3 and Agate Bay Mortgage Trust 2015-4. The trusts issued securities backed by approximately $493.3 million UPB of prime jumbo 30-year fixed residential mortgage loans.

Commercial Real Estate
As previously disclosed, the company intends to allocate $500 million in equity capital to its commercial real estate initiative, and expects to deploy the remainder of this allocation in the latter half of 2015 and into 2016. At June 30, 2015, the company held a $45.6 million senior mezzanine commercial real estate loan.

Other Investments and Risk Management Derivatives
The company held $1.0 billion notional of net short TBAs as of June 30, 2015, which are accounted for as derivative instruments in accordance with GAAP.

As of June 30, 2015, the company was a party to interest rate swaps and swaptions with a notional amount of  $25.6 billion. Of this amount, $10.5 billion notional in swaps were utilized to economically hedge interest rate risk associated with the company’s LIBOR-based repurchase agreements and FHLB advances, $5.7 billion notional in swaps were utilized to economically hedge interest rate risk associated with the company’s investment portfolio, and $9.4 billion net notional in swaptions were utilized as macroeconomic hedges.

The following tables summarize the company’s investment portfolio:

Two Harbors Investment Corp. Portfolio
(dollars in thousands)

Portfolio Composition	As of June 30, 2015
	(unaudited)
Rates Strategy
Agency Bonds
Fixed Rate Bonds	$9,981,103	67.0%
Hybrid ARMs	119,710	0.8%
Total Agency	10,100,813	67.8%
Agency Derivatives	176,903	1.2%
Mortgage servicing rights	437,576	2.9%
Ginnie Mae buyout residential mortgage loans	50,650	0.4%
Credit Strategy
Non-Agency Bonds
Senior Bonds	1,904,680	12.8%
Mezzanine Bonds	795,071	5.3%
Non-Agency Other	7,094	0.1%
Total Non-Agency	2,706,845	18.2%
Net Economic Interest in Securitization(1)	734,464	4.9%
Residential mortgage loans held-for-sale	644,428	4.3%
Commercial real estate loans held-for-investment	45,605	0.3%
Aggregate Portfolio	$14,897,284
Portfolio Metrics	Three Months Ended June 30, 2015
	(unaudited)
Annualized portfolio yield during the quarter		4.16%
Rates Strategy
Agency RMBS, Agency Derivatives and mortgage servicing rights		3.4%
Credit Strategy
Non-Agency RMBS, Legacy(2)		8.5%
Non-Agency RMBS, New issue(2)		4.3%
Net economic interest in securitizations		4.7%
Residential mortgage loans held-for-sale
Prime nonconforming residential mortgage loans		3.8%
Credit sensitive residential mortgage loans		4.6%
Commercial Strategy		7.5%

Annualized cost of funds on average borrowing balance during the quarter(3)		1.37%
Annualized interest rate spread for aggregate portfolio during the quarter		2.79%
Debt-to-equity ratio at period-end(4)		3.1	:1.0

Portfolio Metrics Specific to RMBS and Agency Derivatives as of June 30, 2015
Weighted average cost basis of principal and interest securities
Agency(5)		$107.98
Non-Agency(6)		$62.99
Weighted average three month CPR
Agency		9.0%
Non-Agency		6.0%
Fixed-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio		80.5%
Adjustable-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio		19.5%
________________

(1)	Net economic interest in securitization consists of residential mortgage loans held-for-investment, net of collateralized borrowings in consolidated securitization trusts.

(2)	Legacy non-Agency RMBS includes non-Agency bonds issued up-to and including 2009. New issue non-Agency RMBS includes bonds issued after 2009.

(3)	Cost of funds includes interest spread expense associated with the portfolio's interest rate swaps.

(4)	Defined as total borrowings to fund RMBS, residential mortgage loans held-for-sale, commercial real estate loans held-for-investment and Agency Derivatives, divided by total equity.

(5)	Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes.

(6)
Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency RMBS excluding the company's non-Agency interest-only portfolio would be $58.55 at June 30, 2015.

“We are proud to have protected book value despite volatility in the second quarter,” stated Bill Roth, Two Harbors’ Chief Investment Officer. “We believe that it is prudent to have a conservative risk profile in the current market environment and are focused on driving stockholder returns over time through our operational businesses.”

Financing Summary
The company reported a debt-to-equity ratio, defined as total borrowings under repurchase agreements and FHLB advances to fund RMBS, Agency Derivatives, residential mortgage loans held-for-sale and commercial real estate loans held-for-investment divided by total equity, of 3.1:1.0 and 3.4:1.0 as of June 30, 2015 and March 31, 2015, respectively.

As of June 30, 2015, the company had outstanding $9.4 billion of repurchase agreements funding RMBS, Agency Derivatives and residential mortgage loans held-for-sale with 23 different counterparties. Excluding the effect of the company’s interest rate swaps, the repurchase agreements had a weighted average borrowing rate of 0.75% and weighted average remaining maturity of 69 days as of June 30, 2015.

The company’s wholly owned subsidiary, TH Insurance Holdings Company LLC (TH Insurance), is a member of the FHLB.  As a member of the FHLB, TH Insurance has access to a variety of products and services offered by the FHLB, including secured advances.  As of June 30, 2015, TH Insurance had $3.0 billion in outstanding secured advances, with a weighted average borrowing rate of 0.35% and a weighted average of 11.4 years to maturity, and had an additional $1.0 billion of available uncommitted credit for borrowings.

As of June 30, 2015, the company’s aggregate repurchase agreements and FHLB advances funding RMBS, Agency Derivatives and residential mortgage loans held-for-sale had a weighted average of 2.9 years to maturity.

The following table summarizes the company’s borrowings by collateral type under repurchase agreements and FHLB advances, excluding borrowings on U.S. Treasuries, and related cost of funds:

As of June 30, 2015
(in thousands)	(unaudited)
Collateral type:
Agency RMBS and Agency Derivatives	$9,571,231
Mortgage servicing rights	—
Non-Agency RMBS	1,850,848
Net economic interests in consolidated securitization trusts(1)	535,202
Residential mortgage loans held-for-sale
Prime nonconforming residential mortgage loans	442,572
Credit sensitive residential mortgage loans	—
Commercial real estate loans held-for-investment	22,950
$12,422,803

Cost of Funds Metrics	Three Months Ended June 30, 2015
(unaudited)
Annualized cost of funds on average borrowings during the quarter:	0.7%
Agency RMBS and Agency Derivatives	0.4%
Mortgage servicing rights	—%
Non-Agency RMBS	1.9%
Net economic interests in consolidated securitization trusts(1)	0.6%
Residential mortgage loans held-for-sale
Prime nonconforming residential mortgage loans	0.4%
Credit sensitive residential mortgage loans	—%
Commercial real estate loans held-for-investment	1.9%
________________

(1)	Includes the retained interests from on-balance sheet securitizations, which are eliminated in consolidation in accordance with U.S. GAAP.

Conference Call
Two Harbors Investment Corp. will host a conference call on August 5, 2015 at 9:00 a.m. EDT to discuss second quarter 2015 financial results and related information. To participate in the teleconference, please call toll-free (877) 868-1835 (or (914) 495-8581 for international callers), Conference Code 80774414, approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company’s website at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. EDT on August 5, 2015, through 12:00 a.m. EDT on August 12, 2015. The playback can be accessed by calling (855) 859-2056 (or (404) 537-3406 for international callers), Conference Code 80774414. The call will also be archived on the company’s website in the Investor Relations section under the Events and Presentations link.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, residential mortgage loans, mortgage servicing rights, commercial real estate and other financial assets. Two Harbors is headquartered in New York, New York, and is externally managed and advised by PRCM Advisers LLC, a wholly owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2014, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to successfully implement new strategies and to diversify our business into new asset classes; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire mortgage loans and successfully securitize the mortgage loans we acquire; our ability to acquire mortgage servicing rights (MSR) and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; the state of commercial real estate markets and our ability to acquire or originate commercial real estate loans or related assets; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as Core Earnings and Core Earnings per common share, that exclude certain items. Two Harbors’ management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company’s core business operations, and uses these measures to gain a comparative understanding of the company’s operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 13 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at the SEC’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 590 Madison Avenue, 36th Floor, New York, NY 10022, telephone (612) 629-2500.

Contact
July Hugen, Director of Investor and Media Relations, Two Harbors Investment Corp., (612) 629-2514 or
July.hugen@twoharborsinvestment.com

# # #

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)

	June 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Available-for-sale securities, at fair value	$12,807,658	$14,341,102
Trading securities, at fair value	—	1,997,656
Residential mortgage loans held-for-sale, at fair value	695,078	535,712
Residential mortgage loans held-for-investment in securitization trusts, at fair value	2,449,199	1,744,746
Commercial real estate loans held-for-investment	45,605	—
Mortgage servicing rights, at fair value	437,576	452,006
Cash and cash equivalents	933,579	1,005,792
Restricted cash	410,903	336,771
Accrued interest receivable	57,011	65,529
Due from counterparties	27,230	35,625
Derivative assets, at fair value	347,322	380,791
Other assets	236,560	188,579
Total Assets	$18,447,721	$21,084,309

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$9,422,803	$12,932,463
Collateralized borrowings in securitization trusts, at fair value	1,714,735	1,209,663
Federal Home Loan Bank advances	3,000,000	2,500,000
Derivative liabilities, at fair value	22,475	90,233
Due to counterparties	160,014	124,206
Dividends payable	95,557	95,263
Other liabilities	60,568	64,439
Total Liabilities	14,476,152	17,016,267

Stockholders’ Equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.01 per share; 900,000,000 shares authorized and 367,527,725 and 366,395,920 shares issued and outstanding, respectively	3,675	3,664
Additional paid-in capital	3,816,861	3,811,027
Accumulated other comprehensive income	631,032	855,789
Cumulative earnings	1,508,839	1,195,536
Cumulative distributions to stockholders	(1,988,838)	(1,797,974)
Total Stockholders’ Equity	3,971,569	4,068,042
Total Liabilities and Stockholders’ Equity	$18,447,721	$21,084,309

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$118,129	$127,605	$253,654	$251,518
Trading securities	3,981	1,940	8,676	3,866
Residential mortgage loans held-for-sale	7,518	2,699	11,789	7,285
Residential mortgage loans held-for-investment in securitization trusts	21,830	7,761	40,067	15,654
Commercial real estate loans held-for-investment	850	—	894	—
Cash and cash equivalents	221	144	418	361
Total interest income	152,529	140,149	315,498	278,684
Interest expense:
Repurchase agreements	19,398	18,603	39,963	39,175
Collateralized borrowings in securitization trusts	13,131	5,592	23,839	10,945
Federal Home Loan Bank advances	2,500	755	4,730	908
Total interest expense	35,029	24,950	68,532	51,028
Net interest income	117,500	115,199	246,966	227,656
Other-than-temporary impairment losses	(170)	—	(297)	(212)
Other income:
Gain (loss) on investment securities	69,932	37,688	199,389	(967)
Gain (loss) on interest rate swap and swaption agreements	44,952	(116,019)	(81,491)	(221,547)
Loss on other derivative instruments	(5,484)	(24,202)	(2,517)	(18,401)
(Loss) gain on residential mortgage loans held-for-sale	(6,832)	11,801	2,260	8,620
Servicing income	30,516	33,868	62,603	64,309
Gain (loss) on servicing asset	17,635	(29,571)	(34,768)	(62,331)
Other (loss) income	(16,609)	21,003	(18,466)	21,463
Total other income (loss)	134,110	(65,432)	127,010	(208,854)
Expenses:
Management fees	12,686	12,190	25,407	24,301
Securitization deal costs	2,484	—	5,095	—
Servicing expenses	5,899	6,857	12,615	12,082
Other operating expenses	15,827	14,323	31,882	28,857
Total expenses	36,896	33,370	74,999	65,240
Income (loss) before income taxes	214,544	16,397	298,680	(46,650)
Benefit from income taxes	(6,957)	(23,260)	(17,614)	(57,162)
Net income	$221,501	$39,657	$316,294	$10,512
Basic and diluted earnings per weighted average common share	$0.60	$0.11	$0.86	$0.03
Dividends declared per common share	$0.26	$0.26	$0.52	$0.52
Basic and diluted weighted average number of shares of common stock outstanding	367,074,131	366,078,124	366,792,459	365,846,295

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Comprehensive income:
Net income	$221,501	$39,657	$316,294	$10,512
Other comprehensive (loss) income:
Unrealized (loss) gain on available-for-sale securities, net	(218,826)	191,160	(224,757)	372,895
Other comprehensive (loss) income	(218,826)	191,160	(224,757)	372,895
Comprehensive income	$2,675	$230,817	$91,537	$383,407

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Reconciliation of net income to
Core Earnings:

Net income	$221,501	$39,657	$316,294	$10,512

Adjustments for non-core earnings:
(Gain) loss on sale of securities and residential mortgage loans, net of tax	(85,633)	(34,772)	(208,160)	3,704
Unrealized loss (gain) on trading securities and residential mortgage loans held-for-sale, net of tax	18,032	(9,980)	9,388	(7,687)
Other-than-temporary impairment loss, net of tax	170	—	297	212
Realized loss on termination or expiration of swaps and swaptions, net of tax	70,877	4,399	63,598	6,380
Unrealized (gain) loss on interest rate swaps and swaptions economically hedging investment portfolio, repurchase agreements and FHLB advances, net of tax	(144,223)	78,666	(46,754)	138,353
Loss on other derivative instruments, net of tax	8,396	18,026	7,572	13,372
Realized and unrealized loss (gain) on financing securitizations, net of tax	17,593	(20,829)	20,495	(21,142)
Realized and unrealized (gain) loss on mortgage servicing rights, net of tax	(27,578)	14,418	8,740	33,824
Securitization deal costs, net of tax	1,614	—	3,311	—
Amortization of business combination intangible assets, net of tax	—	86	—	346
Change in representation and warranty reserve, net of tax	(592)	—	(549)	—

Core Earnings	$80,157	$89,671	$174,232	$177,874

Weighted average shares outstanding	367,074,131	366,078,124	366,792,459	365,846,295

Core Earnings per weighted average share outstanding	$0.22	$0.24	$0.48	$0.49

TWO HARBORS INVESTMENT CORP.
SUMMARY OF QUARTERLY CORE EARNINGS
(dollars in millions, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
	(unaudited)
Net Interest Income:
Interest income	$152.5	$163.0	$156.2	$142.3	$140.1
Interest expense	35.0	33.5	31.7	24.7	24.9
Net interest income	117.5	129.5	124.5	117.6	115.2
Other income:
Interest spread on interest rate swaps	(26.2)	(27.5)	(32.2)	(26.8)	(18.9)
Interest spread on other derivative instruments	6.4	7.7	7.0	7.1	7.9
Servicing income, net of amortization(1)	17.2	19.1	17.9	17.6	19.9
Other income	1.0	1.0	0.7	0.6	0.2
Total other (loss) income	(1.6)	0.3	(6.6)	(1.5)	9.1
Expenses	35.3	35.4	33.7	30.8	33.2
Core Earnings before income taxes	80.6	94.4	84.2	85.3	91.1
Income tax expense	0.4	0.3	1.1	2.5	1.4
Core Earnings	$80.2	$94.1	$83.1	$82.8	$89.7
Basic and diluted weighted average Core EPS	$0.22	$0.26	$0.23	$0.23	$0.24
________________

(1)
Amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio. This amortization has been deducted from Core Earnings. Amortization of MSR is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.